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                                                                     EXHIBIT 3.9

                          CERTIFICATE OF INCORPORATION
                                       OF
                            ARLINGTON SERVICES, INC.


         1. The name of the corporation is Arlington Services, Inc. (the "Corporation").

         2. The address of registered office of the Corporation in the State of Delaware is 200 West Ninth Street Plaza, County of New Castle, Delaware 19899, and the name of its registered agent at such address is Belfint, Lyons and Shuman.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock that the Corporation shall have authority to issue is one thousand (1,000). The par value of each of such shares is one cent ($0.01). All such shares are of one class and are shares of common stock.

         5. The name and mailing address of the incorporator are Jakes Jordaan, 1445 Ross Avenue, Suite 4000, Dallas, Texas 75202-2790.

         6. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified pursuant to the bylaws of the Corporation are as follows:

         NAME                               ADDRESS

         Thomas J. Lee                      601 Ryan Plaza Drive
                                            Arlington, Texas 76011

         Donald F. West                     c/o Onex Ohio Holdings, Inc.
                                            P.O. Box 500
                                            Marion, Ohio 43302

         Norman J. Shuman                   Belfint, Lyons and Shuman
                                            200 West Ninth St. Plaza
                                            Wilmington, Delaware 19899

         7. The Corporation is to have perpetual existence.

         8. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation, which shall not divest the stockholders of the power nor limit their power to adopt. amend or repeal the bylaws of the Corporation.
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         9. The management of the business and the conduct of the affairs of the
Corporation shall be vested in the Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed exclusively in accordance with the procedures set forth in the Corporation's bylaws.

         10. The personal liability of directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.

         11. The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those disinterested directors or otherwise, both as to action in that director's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         12. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

         13. From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article.

         THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 7th day of December, 1992.


                                    INCORPORATOR:

                                    /s/ Jakes Jordaan
                                    ----------------------------
                                    Jakes Jordaan


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